UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2010

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 300, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

As a result of factors which Imperial Capital Bancorp, Inc. (the "Company") has previously disclosed, during the period in which the Company is unable to file reports which comply with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company intends in lieu thereof to file, under cover of Current Reports on Form 8-K, copies of the monthly operating reports (each, a “Report”) which are required to be submitted to the Office of the United States Trustee (“OUST”).

On August 20, 2010 and September 20, 2010, the Company filed its unaudited Reports for the months of July 2010 and August 2010, respectively, with the OUST as required by the OUST Guidelines.  Copies of the Reports are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Each Report is limited in scope, covers a time period which is shorter or otherwise different from that which is required for reports filed pursuant to the Exchange Act, and has been prepared solely for the purpose of complying with reporting requirements of the Guidelines of the OUST, the Bankruptcy Court, and the Bankruptcy Code, 11 U.S.C. §§ 101 -1532 and therefore does not comply with the requirements of the Exchange Act.  The financial information contained in each Report is preliminary and unaudited and does not purport to show the financial statements of the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP.  The Company cautions readers not to place undue reliance on the Reports.  The Reports (i) may be subject to revision, (ii) are in a format required by the Bankruptcy Court, the OUST and the Bankruptcy Code and should not be used for investment purposes, and (iii) should not be viewed as indicative of future results.  Based upon the amount of the Company’s assets and liabilities at the date of the filing of the Company's voluntary Chapter 11 petition, it is believed that the Company’s equity securities will have no value and that any Chapter 11 plan approved by the Bankruptcy Court will not include distributions to the Company’s shareholders of cash or property of value.

Item 8.01  Other Events.

   On August 16, 2010, the United States Bankruptcy Court for the Southern District of California entered an order granting the motion of the Company to restrict certain transfers of equity interests in the Company and approve related notice procedures. The purpose of the motion was to restrict certain transfers of the Company's common stock that could potentially limit the Company's ability to utilize net operating loss carryovers for federal income tax purposes in the event that the Company pursues a plan of reorganization rather than a plan of liquidation. The restrictions apply to any person or entity who is, or who as a result of a proposed transaction would become, a “Substantial Equityholder” in the Company, including any beneficial owner of at least 244,294 shares of the Company’s common stock.  A copy of the order, which contains a more complete definition of the term “Substantial Equityholder” as well as the specific restrictions and procedures for trading in the Company’s stock by any person or entity who is or who may become a “Substantial Equityholder,” is attached as Exhibit 99.3 to this Current Report on Form 8-K.

This Current Report on Form 8-K includes certain statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Limitation on Incorporation by Reference

The Reports are being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Registration statements and other documents filed with the Securities and Exchange Commission shall not incorporate the Reports or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Monthly Operating Report for the month of July 2010.
99.2	Monthly Operating Report for the month of August 2010.
99.3	Order of United States Bankruptcy Court for the Southern District of California Restricting Certain Transfers of Equity Interests in the Company and Approving Related Notice Procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: September 29, 2010	By:	/s/ Anthony A. Rusnak
Anthony A. Rusnak
Chief Operating Officer, General Counsel
and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Monthly Operating Report for the month of July 2010.
99.2	Monthly Operating Report for the month of August 2010.
99.3	Order of United States Bankruptcy Court for the Southern District of California Restricting Certain Transfers of Equity Interests in the Company and Approving Related Notice Procedures.